Exhibit 99.1

Ascent Industries Reports Second Quarter 2023 Results
Oak Brook, Illinois, August 8, 2023 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production and distribution of industrial tubular products and specialty chemicals, is reporting its results for the second quarter ended June 30, 2023.

Second Quarter 2023 Summary - Continuing Operations1

(in millions, except per share and margin)	Q2 2023	Q2 2022	Change
Net Sales	$60.7	$84.6	-28.3%
Gross Profit	$3.2	$20.2	-84.0%
Gross Profit Margin	5.3%	23.9%	-1860bps
Net Income (Loss)	$(3.7)	$10.8	-134.8%
Diluted Earnings (Loss) per Share	$(0.37)	$1.04	-135.6%
Adjusted EBITDA	$(1.5)	$14.8	-110.0%
Adjusted EBITDA Margin	(2.4)%	17.4%	-1980bps
________________
1On June 2, 2023, the Board of Directors of Ascent made the decision to permanently cease operations at the Company’s welded pipe and tube facility located in Munhall, PA (“Munhall”) effective on or around August 31, 2023. As a result, financial results from Munhall have been categorized into discontinued operations.

Management Commentary
“Challenges related to the strategic changes we’ve implemented over the last several quarters, along with difficult end market conditions impacting demand, continued to persist in the second quarter,” said Chris Hutter, president and CEO of Ascent. “Despite this difficult environment, our organization took action by finalizing the permanent closure of our Munhall operations, as well as managing working capital effectively to generate cash and pay down debt. We believe our tubular products segment is on a path to improve through the remainder of the year, while we continue to work on expanding our sales pipeline within the specialty chemicals segment to drive long-term, profitable growth.

“We remain highly committed to executing our strategic goals and believe the operational changes we’ve made will significantly benefit the Company’s value proposition over the long-term. Although the work is never done, we have made tangible progress to right-size our operational footprint, create a more efficient organization, and implement a refreshed culture based on accountability and performance-based results. We believe the largest hurdles are now behind us and expect to begin seeing improvements through the remainder of the year.”

Second Quarter 2023 Financial Results
Net sales from continuing operations were $60.7 million compared to $84.6 million in the prior year period. The decrease is primarily due to lower overall sales volumes and lower average selling prices within both the tubular products and specialty chemicals segments.

Gross profit from continuing operations was $3.2 million, or 5.3% of net sales, compared to $20.2 million, or 23.9% of net sales, in the second quarter of 2022. The decrease is primarily attributable to the decline in net sales in addition to increased raw material and labor costs.

Net loss from continuing operations was $3.7 million, or $(0.37) diluted loss per share, compared to net income from continuing operations of $10.8 million, or $1.04 diluted earnings per share, in the second quarter of 2022. The decrease is primarily attributable to the aforementioned decline in gross profit and higher interest expense.

Adjusted EBITDA was $(1.5) million compared to $14.8 million in the second quarter of 2022. Adjusted EBITDA margin was (2.4)% compared to 17.4% in the prior year period. The decrease is primarily attributable to the Company’s aforementioned decline in net sales.

Segment Results
Ascent Tubular – net sales from continuing operations in the second quarter of 2023 were $39.3 million compared to $55.6 million in the second quarter of 2022. Operating loss from continuing operations in the second quarter was $0.1 million compared to operating income from continuing operations of $13.0 million in the prior year period. Adjusted EBITDA from continuing operations in the second quarter was $0.8 million compared to $14.2 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was 2.1% compared to 25.6% in the second quarter of 2022.

Ascent Chemicals – net sales in the second quarter of 2023 were $21.4 million compared to $29.0 million in the second quarter of 2022. Operating loss in the second quarter was $0.8 million compared to operating income of $2.6 million in the prior year period. Adjusted EBITDA in the second quarter was $0.3 million compared to $3.6 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was 1.5% compared to 12.6% in the second quarter of 2022.

Liquidity
As of June 30, 2023, total debt was $54.5 million under the Company’s revolving credit facility, compared to $71.5 million in debt at December 31, 2022. As of June 30, 2023, the Company had $45.4 million of remaining available borrowing capacity under its revolving credit facility, compared to $37.6 million at December 31, 2022.

During the second quarter of 2023, the Company repurchased 18,843 shares at an average cost of $9.34 per share for approximately $0.2 million, bringing total year-to-date repurchases for 2023 to 51,156 shares. The Company currently has 628,823 shares remaining under its share repurchase authorization.

Conference Call
Ascent will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2023.

Ascent management will host the conference call, followed by a question-and-answer period.
Date: Tuesday, August 8, 2023
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of stainless steel, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Ascent, please visit its web site at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income.

Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Bill Steckel
Chief Financial Officer
1-630-884-9181
Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$717	$1,440
Accounts receivable, net of allowance for credit losses of $734 and $762, respectively	35,053	37,062
Inventories	74,300	85,572
Prepaid expenses and other current assets	9,186	7,802
Assets held for sale	17,398	380
Current assets of discontinued operations	3,441	38,120
Total current assets	140,095	170,376
Property, plant and equipment, net	34,364	37,045
Right-of-use assets, operating leases, net	28,509	29,198
Goodwill	11,389	11,389
Intangible assets, net	9,248	10,001
Deferred income taxes	6,869	1,353
Deferred charges, net	153	203
Other non-current assets, net	1,782	1,861
Long-term assets of discontinued operations	13	7,617
Total assets	$232,422	$269,043

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$22,242	$19,623
Accrued expenses and other current liabilities	5,504	6,039
Current portion of note payable	900	387
Current portion of long-term debt	2,464	2,464
Current portion of operating lease liabilities	1,093	1,029
Current portion of finance lease liabilities	283	280
Current liabilities of discontinued operations	1,839	3,656
Total current liabilities	34,325	33,478
Long-term debt	52,056	69,085
Long-term portion of operating lease liabilities	30,338	30,911
Long-term portion of finance lease liabilities	1,313	1,242
Other long-term liabilities	64	68
Total non-current liabilities	83,771	101,306
Total liabilities	$118,096	$134,784

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,158,219 shares issued and outstanding, respectively	$11,085	$11,085
Capital in excess of par value	46,951	47,021
Retained earnings	65,311	85,146
	123,347	143,252
Less: cost of common stock in treasury - 926,884 and 924,504 shares, respectively	(9,021)	(8,993)
Total shareholders' equity	114,326	134,259
Total liabilities and shareholders' equity	$232,422	$269,043
Note: The condensed consolidated balance sheets at December 31, 2022 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales
Tubular Products	$39,302	$55,580	$82,922	$111,454
Specialty Chemicals	21,363	29,020	45,112	56,741
All Other	—	—	50	114
	60,665	84,600	128,084	168,309
Operating income (loss) from continuing operations
Tubular Products	(105)	12,992	1,560	27,120
Specialty Chemicals	(806)	2,627	546	5,014
All Other	(74)	(235)	(552)	(317)

Corporate
Unallocated corporate expenses	(2,750)	(3,322)	(6,455)	(6,351)
Acquisition costs and other	(17)	(157)	(274)	(688)
Total Corporate	(2,767)	(3,479)	(6,729)	(7,039)
Operating income (loss)	(3,752)	11,905	(5,175)	24,778
Interest expense	1,047	407	2,154	810
Other, net	(154)	(23)	(247)	(58)
Income (loss) from continuing operations before income taxes	(4,645)	11,521	(7,082)	24,026
Income tax provision (benefit)	(897)	699	(1,385)	3,197
Income (loss) from continuing operations	(3,748)	10,822	(5,697)	20,829
Income (loss) from discontinued operations, net of tax	(10,888)	235	(14,138)	488
Net income (loss)	$(14,636)	$11,057	$(19,835)	$21,317

Net income (loss) per common share from continuing operations
Basic	$(0.37)	$1.06	$(0.56)	$2.04
Diluted	$(0.37)	$1.04	$(0.56)	$2.01

Net income (loss) per common share from discontinued operations
Basic	$(1.07)	$0.02	$(1.39)	$0.05
Diluted	$(1.07)	$0.02	$(1.39)	$0.05

Net income (loss) per common share
Basic	$(1.44)	$1.08	$(1.95)	$2.08
Diluted	$(1.44)	$1.06	$(1.95)	$2.05

Average shares outstanding
Basic	10,170	10,244	10,159	10,226
Diluted	10,170	10,431	10,159	10,377

Other data:
Adjusted EBITDA[1]	$(1,471)	$14,751	$(166)	$30,680
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income (loss)	$(19,835)	$21,317
Net income (loss) from discontinued operations, net of tax	(14,138)	488
Net income (loss) from continuing operations	(5,697)	20,829
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	3,243	3,201
Amortization expense	753	1,343
Amortization of debt issuance costs	50	49
Deferred income taxes	(5,515)	(642)
Payments of earn-out liabilities in excess of acquisition date fair value	—	(372)
(Reduction of) provision for losses on accounts receivable	(28)	459
Provision for losses on inventories	1,190	863
Loss (gain) on disposal of property, plant and equipment	182	(5)
Non-cash lease expense	137	214
Issuance of treasury stock for director fees	—	364
Stock-based compensation expense	414	446
Changes in operating assets and liabilities:
Accounts receivable	2,037	(10,173)
Inventories	10,279	(27,738)
Other assets and liabilities	(295)	(755)
Accounts payable	2,095	14,476
Accrued expenses	(587)	(1,980)
Accrued income taxes	(743)	110
Net cash provided by operating activities - continuing operations	7,515	689
Net cash provided by operating activities - discontinued operations	10,557	2,200
Net cash provided by operating activities	18,072	2,889
Investing activities
Purchases of property, plant and equipment	(1,483)	(1,981)
Proceeds from disposal of property, plant and equipment	—	5
Net cash used in investing activities - continuing operations	(1,483)	(1,976)
Net cash used in investing activities - discontinued operations	(142)	(349)
Net cash used in investing activities	(1,625)	(2,325)
Financing activities
Borrowings from long-term debt	139,137	237,938
Proceeds from note payable	900	967
Proceeds from the exercise of stock options	—	161
Payments on long-term debt	(156,166)	(240,017)
Payments on note payable	(387)	(96)
Principal payments on finance lease obligations	(151)	(126)
Payments on earn-out liabilities	—	(484)
Repurchase of common stock	(504)	—
Net cash used in financing activities - continuing operations	(17,171)	(1,657)
Net cash used in financing activities - discontinued operations	—	(683)
Net cash used in financing activities	(17,171)	(2,340)
Decrease in cash and cash equivalents	(724)	(1,776)
Less: Cash and cash equivalents of discontinued operations	1	4
Cash and cash equivalents, beginning of period	1,440	2,017
Cash and cash equivalents, end of period	$717	$245

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Consolidated
Net income (loss) from continuing operations	$(3,748)	$10,822	$(5,697)	$20,687
Adjustments:
Interest expense	1,047	407	2,154	810
Income taxes	(897)	699	(1,385)	3,339
Depreciation	1,632	1,621	3,243	3,201
Amortization	376	672	753	1,343
EBITDA	(1,590)	14,221	(932)	29,380
Acquisition costs and other	20	157	280	688
Gain on lease modification	—	(2)	—	(2)
Stock-based compensation	24	258	246	390
Non-cash lease expense	68	107	137	214
Restructuring and severance costs	7	10	103	10
Adjusted EBITDA	$(1,471)	$14,751	$(166)	$30,680
% sales	(2.4)%	17.4%	(0.1)%	18.2%

Tubular Products
Net income (loss) from continuing operations	$(105)	$12,993	$1,560	$27,120
Adjustments:
Depreciation expense	653	688	1,290	1,363
Amortization expense	218	576	436	1,152
EBITDA	766	14,257	3,286	29,635
Acquisition costs and other	4	—	4	—
Stock-based compensation	10	(16)	(9)	19
Non-cash lease expense	36	(1)	72	(1)
Restructuring and severance costs	—	—	97	—
Tubular Products Adjusted EBITDA	$816	$14,240	$3,450	$29,653
% segment sales	2.1%	25.6%	4.2%	26.6%

Specialty Chemicals
Net income (loss)	$(818)	$2,617	$523	$4,995
Adjustments:
Interest expense	18	9	31	18
Depreciation expense	956	915	1,908	1,800
Amortization expense	158	96	317	192
EBITDA	314	3,637	2,779	7,005
Acquisition costs and other	—	—	2	—
Stock-based compensation	(23)	11	(16)	18
Non-cash lease expense	22	—	46	—
Specialty Chemicals Adjusted EBITDA	$313	$3,648	$2,811	$7,023
% segment sales	1.5%	12.6%	6.2%	12.4%